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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 14, 2003


                            DEVON ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
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

         DELAWARE                           000-30176                      73-1567067
(State or Other Jurisdiction of     (Commission File Number)           (I.R.S. Employer
 Incorporation or Organization)                                       Identification Number)



          20 NORTH BROADWAY
       OKLAHOMA CITY, OKLAHOMA                                               73102
 (Address of Principal Executive Offices)                                  (Zip Code)
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       Registrant's telephone number, including area code: (405) 235-3611


                                      NONE
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

         On April 14, 2003, Devon Energy Corporation and Ocean Energy, Inc. issued a supplement to the proxy statement/prospectus, dated March 20, 2003, related to the special meetings of the stockholders of both Devon and Ocean that are scheduled to be held on April 25, 2003 to vote on the proposed merger of a wholly owned subsidiary of Devon into Ocean.

         The proxy statement/prospectus supplement states that Ocean has determined to change its method for estimating proved reserves for periods ending after December 31, 2002 to conform to the Securities and Exchange Commission's interpretation of its guidelines regarding the recording of proved reserve estimates of oil and gas deposits located below the lowest known hydrocarbon identified by way of well penetration where such reserves are not supported by production data. Although Ocean believes that its method of estimating and recording such reserves is technically sound and consistent with industry standards, Ocean has decided to make this change to its method, after SEC review, to be consistent with the SEC's interpretation of its applicable regulations and guidelines. Devon had followed, and intends to continue to follow, this changed method of accounting after the closing of the merger.

         This change of method does not apply to any of Ocean's fiscal periods ending before January 1, 2003, and has no impact on the combined company's pro forma financial statements included in the proxy statement/prospectus previously sent to stockholders in connection with the merger. However, to illustrate the potential effect of this change of method, if the changed method had applied to Ocean's fiscal year ended December 31, 2002, Ocean's total proved reserves would have been approximately 3% lower (578 MMBoe instead of 593 MMBoe), and, on a pro forma basis as of December 31, 2002, the combined company's total proved reserves as of December 31, 2002 would have been approximately 0.7% lower (2,187 MMBoe instead of 2,203 MMBoe). In that case, on a pro forma basis for the year ended December 31, 2002, the combined company's depreciation, depletion and amortization expense would have been $12 million higher ($1,823 million instead of $1,811 million), and the combined company's net earnings applicable to common stockholders would have been $8 million lower ($58 million instead of $66 million). These figures are provided purely for illustrative purposes. The actual effect of the change in method on the combined company following the merger will depend on a number of factors, including the combined company's progress in developing its properties.

         The foregoing summary of the proxy statement/prospectus supplement, dated April 14, 2003, is qualified in its entirety by reference to the full text of such proxy statement/prospectus supplement, which is attached as an exhibit hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (c)      Exhibits.

       SEE THE EXHIBIT INDEX, WHICH IS INCORPORATED BY REFERENCE INTO THIS ITEM.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                       DEVON ENERGY CORPORATION


                                       By:/s/  Janice A. Dobbs
                                          --------------------------------------
                                               Janice A. Dobbs
                                               Corporate Secretary

Date:  April 14, 2003

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                                  EXHIBIT INDEX

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
EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------
99.1                     Proxy Statement/Prospectus Supplement, dated April 14, 2003.
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